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                                                                    EXHIBIT 10.3


                                                                       EXHIBIT J
                                    AGREEMENT


      This Agreement is made as of ____________, 1999 by and between Cafe Odyssey, Inc., a Minnesota corporation (the "Company"), and James L. Anderson (the "Executive").

      WHEREAS, the Company desires to engage Executive in accordance with the terms and conditions stated in this Agreement; and Executive desires to accept that engagement pursuant to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

I.    ENGAGEMENT

      1.1      Election as Chairman.

               (a) The Company hereby agrees to us its best efforts to nominate and recommend to its shareholders that Executive be elected to the Company's Board of Directors throughout the Term of this Agreement (as defined below). In connection therewith, the Company shall include Executive in the management slate for election as a director at every shareholders' meeting at which his term as a director would otherwise expire. In every case under this Agreement where action of the Board is required, such vote shall not include Executive's vote at any time that Executive is a member of the Board.

               (b) For so long as Executive is a member of the Board of Directors of the Company, the Company hereby agrees to elect Executive as Chairman of the Board of Directors of the Company. Executive accepts such election and his engagement on behalf of the Company pursuant to the terms of this Agreement. Executive shall report to and take direction from the Board of Directors of the Company (the "BOARD"). The Executive will perform those duties which are usual and customary for a Chairman, in a manner reasonably expected of a Chairman.

      1.2 Term. Employment shall be for an initial term of five (5) years commencing on the date hereof and continuing until the fifth anniversary of the date hereof; provided, that this Agreement shall automatically continue thereafter for successive one-year renewal terms unless the Board gives written notice of termination to Consultant not less than six (6) months prior to expiration of the initial term or the renewal term then in progress, as applicable; and provided further, that Consultant's employment under this Agreement shall not terminate at any time during which Consultant and any trusts for which Consultant serves as trustee shall collectively control shares of Company common stock, and any shares of Company common stock represented by Consultant's holdings of securities convertible into or exchangeable (whether or not vested or presently convertible or exchangeable) for shares of Company common stock representing not less that five percent of the Company's outstanding common stock (assuming no dilution from unexercised or unconverted derivative securities other those held by Consultant). Notwithstanding any of the foregoing, this Agreement may terminate at any time during the initial term of this Agreement or any extension thereof upon the occurrence of a terminating



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event as described in Section III. The term for which this Agreement shall remain in effect is referred to herein as the "Term".

II.   HOURLY COMPENSATION

      During the Term, the Company shall compensate Executive for each hour devoted by Executive to the business of the Company at the rate of $200 per hour. Executive shall prepare and deliver to the Company an invoice by the 10th day of each month providing a general description of the time devoted by Executive during the preceding month to the business of the Company. The Company shall pay to Executive the amount indicated on such invoice as being due to Executive within 15 days after receipt thereof. The Board will review the hourly rate at least annually and may, in its sole discretion, increase it to reflect performance, but at no time shall the Company reduce Executive's hourly rate below $200.

III.  TERMINATION OF ENGAGEMENT

      3.1 Termination of Engagement. This Agreement may be terminated by the Executive at any time upon 10 days' written notice to the Company, or by the Company at any time for Cause. Termination of this Agreement by the Company shall be effective as of the date specified in a written notice by the Company delivered to the Executive, which date shall not be earlier than the date such notice is delivered. This Agreement shall terminate in its entirety immediately upon the death of Executive. Except as expressly provided to the contrary in this section or applicable law, Executive's rights to pay shall cease on the date this Agreement terminates.

      3.2 Definitions. For purposes of this Agreement, "cause" shall only mean (i) a final, nonappealable conviction of Executive of a felony; (ii) theft or embezzlement of Company property; or (iii) any other willful and continued failure by Executive to substantially perform his material duties under this Agreement (excluding nonperformance resulting from disability), which willful failure is not cured within 30 days after written notice from the Board of Directors specifying the act of willful nonperformance and the requisite remedial action required of Executive or within such longer period (but no longer than 90 days in any event) as is reasonably required to cure such willful nonperformance. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of the Board at a meeting of the Board called and held for this specific purpose.

      3.3 Disability. If Executive has become disabled such that he cannot perform the essential functions required of him under this Agreement with or without reasonable accommodation, and the disability has continued for a period of more than 90 days, the Board may, in its discretion, terminate this Agreement.

IV.   CONFIDENTIALITY

      4.1 Prohibitions Against Use. Executive acknowledges and agrees that during the term of this Agreement he may have access to various trade secrets and confidential business information ("CONFIDENTIAL INFORMATION") of the Company and its subsidiaries. Executive agrees that he shall use such Confidential Information solely in connection with his obligations under this Agreement and shall





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maintain in strictest confidence and shall not disclose any such Confidential
Information, directly or indirectly, or use such information in any other way during the term of this Agreement or for a period of two (2) years after the termination of this Agreement. Executive further agrees to take all reasonable steps necessary to preserve and protect the Confidential Information. The provisions of this Section 4.1 shall not apply to information known by Executive which (i) was in possession of Executive prior to receipt thereof from the Company, (ii) is or becomes generally available to the public other than as a result of a disclosure by Executive, or (iii) becomes available to Executive from a third party having the right to make such disclosure.

      4.2 Remedies. Executive acknowledges that the Company's remedy at law for any breach or threatened breach by Executive of Section 4.1 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive from violating those provisions, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.

V.    NON-COMPETITION

      5.1 Agreement Not to Compete. Executive agrees that, on or before the date which is one (1) year after the date this Agreement terminates, he will not, unless he receives the prior approval of the Board, directly or indirectly engage in any of the following actions:

              (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity whose primary business is entertainment-themed restaurants or any entity whose primary business is the provision of internet-based email services to radio stations, in each case, within the United States. However, nothing in this subsection (a) shall preclude Executive from holding less than 5% of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

              (b) Intentionally solicit or endeavor to entice away from the Company any person who is employed by or otherwise engaged to perform services for the Company (including, but not limited to, any independent sales representatives or organizations), whether for Executive's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

If the scope of the restrictions in this Section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.




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VI.   MISCELLANEOUS

      6.1 Amendment. This Agreement may be amended only in writing, signed by both parties.

      6.2 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives and any entity with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets.

      6.3 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows or to such other addresses as either party may designate in writing to the other party from time to time:

                     If to the Company:     Cafe Odyssey, Inc.
                                            4801 West 81st Street, Suite 112
                                            Bloomington, MN 55437
                                            Attention: President

                     If to Executive, to:   James L. Anderson
                                            3720 Wyndale Court
                                            Fort Worth, TX 76109

      6.4 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

      6.5 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

      6.6 Independent Contractor. The parties to this Agreement intend that Consultant shall be an independent contractor and not an employee of the Company. Except as otherwise provided herein, Consultant shall have sole control over the details of, and the manner and means of performing, his duties. Consultant shall be responsible for the payment of his own income, F.I.C.A., and other applicable taxes.

      6.7 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to conflict of law principles.





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      6.8     Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement or the breach of any exhibits attached to this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and a judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator(s) shall have the authority to award the prevailing party its costs and reasonable attorney's fees which shall be paid by the non-prevailing party. In the event the parties hereto agree that it is necessary to litigate any dispute hereunder in a court, the non-prevailing party shall pay the prevailing party its costs and reasonable attorney's fees. Notwithstanding anything in this Section to the contrary, during the pendency of any dispute or controversy arising under or in connection with this Agreement or exhibits attached to this Agreement, the Company shall be entitled to seek an injunction or restraining order in a court of competent jurisdiction to enforce the provisions of Article IV and Article V.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                       CAFE ODYSSEY, INC.


                                       /s/ Stephen D. King
                                       --------------------------------------
                                       By:  Stephen D. King
                                       Its: Chief Executive Officer



                                       /s/ James L. Anderson
                                       --------------------------------------
                                       JAMES L. ANDERSON








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